EXHIBIT 99.1

                         TANNER'S RESTAURANT GROUP, INC.




       Tanner's Contact                      Magnum Financial Group, LLC Contact
       ----------------                      -----------------------------------
      Tim Robinson, CFO                            Michael S. Manahan, Principal
         770-248-2298                                             (213) 488-0443
                                                         www.magnumfinancial.com


                    Tanner's Restaurant Group, Inc. Announces
         Termination of Agreement to Acquire Crabby Bob's Seafood Grill

Norcross, Ga.-December 6, 1999- Tanner's Restaurant Group, Inc. ("Tanner's") (OTCBB:ROTI) announced today that it has terminated its agreement to purchase the Crabby Bob's restaurant concept.

Tanner's will continue to own and operate the Crabby Bob's in Woodstock, Ga. as a franchised restaurant. The Tanner's franchisee in Macon, Ga. will complete the conversion of its restaurant into a Crabby Bob's and will become a franchisee of Crabby Bob's.

Tanner's still owns and operates eight Rick Tanner's Original Grill restaurants and has one franchised Tanner's restaurant in the greater Atlanta metro area.


This news  release  contains  forward-looking  statements  within the meaning of
Section 27-A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, the company's actual results could differ materially from those set forth in the forward-looking statements.